UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 2, 2005

TAG Entertainment Corp.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:   333-96257

Delaware	13-3851304
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9916 South Santa Monica Blvd, 1st Floor
Beverly Hills, CA 90212
(Address and zip code of principal executive offices)

(310) 277-3700
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

On May 4, 2005, TAG Entertainment Corp. ("TAG") completed a private placement with Satellite Strategic Finance Associates, LLC and Satellite Strategic Finance Partners, Ltd. (the "Investors"), of shares of its Series A Convertible Preferred Stock, par value $.001 per share (the "Preferred Stock"), and warrants to purchase shares of TAG's common stock (the "Series A Financing"). The placement was made pursuant to a Securities Purchase Agreement, dated May 3, 2005, between TAG and the Investors (the "Purchase Agreement"). The gross proceeds of this transaction were $5,000,000. TAG repaid out of the gross proceeds the secured notes it issued to Satellite Strategic Finance Partners, Ltd. and Satellite Strategic Finance Associates, LLC in a private financing completed March 30, 2005, in the aggregate amount of $1,150,000. After payment of the notes and offering expenses in the amount of approximately $350,000, TAG received net proceeds of approximately $3,500,000 from the Series A Financing. TAG plans to use the net proceeds for the production, acquisition and distribution of feature films and general working capital.

In the Series A Financing, TAG issued 5,000 shares of Preferred Stock, convertible at the option of the holder into an initial aggregate amount of 2,000,000 shares of common stock, par value $.001 per share, at an initial conversion price of $2.50 per share, and warrants to purchase an initial aggregate amount of 2,000,000 shares of common stock at an initial exercise price of $2.50 per share, which are immediately exercisable and expire in seven years. Each share of Preferred Stock, which has a stated value of $1,000 per share, earns cumulative dividends at a rate of 6% per annum and matures three years from the date of issuance. The dividend and liquidation rights of the Preferred Stock are senior to those of TAG's common stock. The Preferred Stock does not carry voting rights.

TAG has the right to require the Investors to convert their shares of Preferred Stock into shares of common stock under certain conditions, as described in the Certificate of Designations, Rights and Preferences of Series A Preferred Stock. In addition, TAG will be required to redeem the Preferred Stock on its maturity date, which is three years from the closing date, at its stated value plus any accrued and unpaid dividends. In addition, TAG will also be required to redeem the Preferred Stock upon a default of the transaction agreements or a change of control. The redemption price will vary, depending on the circumstances and timing of the redemption, between 101% and 120% of the stated value of the Preferred Stock, plus unpaid dividends.

Both the Preferred Stock and the warrants contain anti-dilution protection in the event that TAG issues shares of common stock or securities convertible into shares of common stock at a price less than (a) the initial conversion price of the Preferred Stock, (b) the exercise price of the warrants, or (c) the then-current market price of its common stock. In addition, if at any time the conversion price of the Preferred Stock is less than an amount equal to 80% of the then-current market price of TAG's common stock, the conversion price will be reset to equal such amount. The Preferred Stock provides, however, that the conversion price cannot be adjusted to below $1.00, except for events such as a stock split, stock dividend or similar events. TAG has also granted to the Investors a participation right in future financings and agreed that for a period of at least 90 days from closing that it will not effect subsequent placements of its securities, subject to certain exemptions from these restrictions.

In addition, TAG agreed to file a registration statement within the 45 day period following the closing of the financing to provide for the resale of the shares of common stock underlying the Preferred Stock and warrants by the Investors, and to obtain the effectiveness of the registration statement within 120 days from the closing. TAG will incur a penalty of $75,000 for each 30 day period in which these deadlines are not satisfied.

The sale of the Preferred Stock and warrants to the Investors is intended to be exempt from the registration provisions of the Securities Act of 1933 and to comply with Section 4(2) of the Securities Act and/or Regulation D. As a result, these securities may not be offered or sold by the investors except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act and applicable state securities laws.

For more detailed information, reference is made to the Certificate of Designations, Rights and Preferences of Series A Preferred Stock, the Warrant, the Purchase Agreement, and the Registration

Rights Agreement, which are filed as Exhibits 3.1, 4.1, 10.1 and 10.2, respectively, and incorporated herein by reference. On May 4, 2005, TAG issued a press release announcing the execution of the Purchase Agreement, which press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities.

The relevant disclosure contained in Item 1.01 above is hereby incorporated into this Item 3.02 by reference.

Item 5.02    Appointment of Directors.

On May 2, 2005, TAG appointed the following five persons to serve as members of its board of directors: Mr. John Botti, Mr. Carl McCall, Mr. Marvin Rosen, Mr. James Schneider and Mr. Raymond Skiptunis. Messrs. Schneider, McCall and Rosen were also appointed to the compensation committee of the board on such date and Mr. Schneider was named Chairman of this committee. The board intends to form audit and nominating committees and appoint each of Messrs. Botti, McCall, Rosen and Schneider to serve on one or more of such committees. TAG will file an additional Current Report on Form 8-K following the establishment of these committees and appointment of committee members. Each of Messrs. Botti, McCall, Rosen and Schneider are independent members of the board of directors. Mr. Skiptunis presently provides services to TAG pursuant to a consulting agreement pursuant to which he is paid a monthly consulting fee of $20,000, was issued warrants to purchase 200,000 shares of our common stock exercisable at $0.20 per share and was issued options to purchase 250,000 shares of common stock exercisable at $2.00 per share. In addition, Mr. Skiptunis received an aggregate of 300,000 shares of our common stock in connection with the merger between TAG Entertainment, Inc. and Power Marketing, Inc.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Series A Financing referred to in Item 1.01 above, TAG filed a Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock on May 4, 2005 with the Secretary of State of the State of Delaware, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit No.	Description of Document
3.1	Certificate of Designations, Rights and Preferences of Series A Preferred Stock.
4.1	Form of Warrant Issued by TAG Entertainment Corp., dated May 4, 2005
10.1	Form of Securities Purchase Agreement between TAG Entertainment Corp. and Investors, dated May 3, 2005
10.2	Form of Registration Rights Agreement between TAG Entertainment Corp. and Investors, dated May 3, 2005
99.1	Press Release dated May 4, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2005	TAG Entertainment Corp. (Registrant)
	By:	/s/ Steve Austin
Steve Austin, President

EXHIBIT INDEX

Exhibit No.	Description of Document
3.1	Certificate of Designations, Rights and Preferences of Series A Preferred Stock.
4.1	Form of Warrant Issued by TAG Entertainment Corp., dated May 4, 2005
10.1	Form of Securities Purchase Agreement between TAG Entertainment Corp. and Investors, dated May 3, 2005
10.2	Form of Registration Rights Agreement between TAG Entertainment Corp. and Investors, dated May 3, 2005
99.1	Press Release dated May 4, 2005